UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 19, 2005
Triple Crown Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51636	20-3012824

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

546 East Main Street, Lexington, Kentucky	40508

(Address of principal executive offices)	(Zip Code)
(Registrant’s telephone number, including area code)          (859) 226-4678
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events
Item 8.01 Other Events.
     In connection with the application of Triple Crown Media, Inc., a Delaware corporation (“TCM”) for the listing of its common stock on The Nasdaq National Market, TCM provided the following unaudited pro forma combined condensed balance sheet for TCM, as of December 31, 2004, to the NASD.
COMBINED UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
AT DECEMBER 31, 2004
     The unaudited pro forma financial data is for illustrative purposes only and is not necessarily indicative of the operating results that would have actually occurred had the spin-off of TCM from Gray Television, Inc., a Georgia corporation (“Gray”) and the merger of Bull Run Corporation, a Georgia corporation (“Bull Run”) with and into a wholly owned subsidiary of TCM, nor is it necessarily indicative of TCM’s future operating results. The December 31, 2004 combined condensed balance sheet reflects the spin-off, the merger and the refinancing of all of TCM’s and the surviving corporation’s outstanding indebtedness as if these transactions were completed on December 31, 2004. The unaudited pro forma financial data should be read in conjunction with TCM’s combined financial statements and notes thereto as of and for the year ended December 31, 2004, and in conjunction with Bull Run’s consolidated financial statements and notes thereto as of and for the year ended August 31, 2005.
     TCM’s balance sheet data as of December 31, 2004 was derived from TCM’s financial statements. Bull Run’s balance sheet data as of December 31, 2004 was derived from the books and records of Bull Run.
Spin-off transactions
     In the spin-off, Gray will contribute the membership interests of Gray Publishing, LLC, a Delaware limited liability company (“Gray Publishing”) and wholly-owned subsidiary of Gray, which owns and operates Gray’s newspaper publishing business and GrayLink wireless business, and certain other assets to TCM. Immediately following such contribution, Gray will distribute the TCM common stock to Gray shareholders. The distribution to Gray shareholders will be pro rata, based on the aggregate number of both classes of Gray’s common stock with the distribution ratio set such that each Gray shareholder will receive one share of TCM common stock for every 10 shares of Gray common stock and one share of TCM common stock for every 10 shares of Gray Class A common stock held on the distribution date. No business combination is involved. As such, the carrying amounts of TCM’s assets and liabilities prior to the spin-off, as they were reflected in Gray’s balance sheet, will be the same for TCM immediately following the distribution date. In addition, pursuant to the terms of the separation and distribution agreement dated as of August 2, 2005, by and between TCM and Gray, TCM will accrue a distribution of an estimated $45.0 million to Gray, which includes an estimated $5.0 million of fees and expenses relating to the spin-off and the merger.
     On November 23, 2005, Gray entered into a stock purchase agreement with the University of Notre Dame, or “Parent”, providing for the purchase and sale of Michiana Telecasting Corp., or “Target”. The acquisition of all of the outstanding capital stock of Target is subject to the satisfaction of the conditions precedent set forth in the stock purchase agreement, including, without limitation, the receipt of the FCC’s approval. Pursuant to the rules adopted by the FCC, common ownership of a full-service broadcast station and a daily newspaper is prohibited when the broadcast station’s Grade A service contour (as defined by the FCC) encompasses the newspaper’s city of publication. The Grade A service contour of Target’s broadcast television station encompasses Goshen, Indiana, which is where The Goshen News is published. As a result, in order to obtain the approval of the FCC for the purchase of Target, Gray will need to dispose of The Goshen News prior to the closing of the acquisition or, if the spin-off has been consummated, cause TCM to dispose of The Goshen News. TCM has concluded that it is appropriate to present The Goshen News as an asset held for sale in the unaudited pro forma condensed financial information. Accordingly, for the unaudited pro forma combined condensed balance sheet as of December 31, 2004, TCM has reclassified the historical current and non-current assets and liabilities of The Goshen News to the aggregate current and non-current assets held for sale. The divestiture of The Goshen News is reflected in the Spin-Off Adjustment column of the unaudited pro forma combined condensed balance sheet.
Merger and refinancing transactions:
     In the merger, Bull Run will merge with and into BR Acquisition Corp., a Georgia corporation (“BRAC”) and a wholly-owned subsidiary of TCM, in exchange for the assumption of Bull Run’s debt and the issuance of TCM Series A redeemable, convertible preferred stock, TCM Series B redeemable, convertible preferred stock, certain cash payments and approximately 5% of the TCM common stock. BRAC will be the survivor in the merger. The merger is a business combination and qualifies for accounting rules governing purchase accounting. As such, the assets and liabilities of Bull Run will be presented by TCM at fair value. The excess of the aggregate purchase price for Bull Run’s net assets over the fair value of all acquired identifiable tangible and intangible assets will be recorded as goodwill.
     Immediately following the merger, TCM intends to refinance BRAC’s indebtedness. TCM has obtained a commitment for senior secured bank credit facilities. The terms of that commitment have been used in these pro forma financial statements. The committed refinancing would include $140.0 million in senior secured bank credit facilities. The proceeds of the new credit facilities would be used to pay off Bull Run’s existing debt, the estimated $45.0 million distribution payable to Gray (which includes an estimated $5.0 million of fees and expenses relating to the spin-off and the merger) and the $2.6 million liquidation of Bull Run Series E preferred stock and accrued dividends held by non-affiliates.

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
As of December 31, 2004

				TCM		Merger and
		Spin-Off		Post		Refinancing		Pro
	TCM	Adjustments		Spin-Off	Bull Run	Adjustments		Forma
	(Dollars in thousands except per share data)
ASSETS
Current assets:
Cash and cash equivalents	$672	$(672	)(d)	$-0-	$286	$48,255	(h)
						(45,000	)(l)
						(2,640	)(g)	$901
Accounts receivable, net	6,458	(512	)(c)	5,946	15,636	-0-		21,582
Inventories	1,101	(61	)(c)	1,040	933	-0-		1,973
Current assets held for sale	-0-	590	(c)	590	-0-	-0-		590
Other current assets	177	(17	)(c)	160	1,215	-0-		1,375

Total current assets	8,408	(672)		7,736	18,070	615		26,421
Property and equipment, net	9,166	(1,384	)(c)	7,782	3,000	-0-		10,782
FCC licenses	4,829	-0-		4,829	-0-	-0-		4,829
Goodwill	16,779	(11,997	)(c)	4,782	40,364	(40,364	)(f)
						63,828	(g)	68,610
Definite lived intangibles	-0-	-0-		-0-	8,069	(8,069	)(f)
						15,000	(g)(j)	15,000
Other	58	-0-		58	1,360	2,324	(h)	3,742
Noncurrent assets held for sale	-0-	13,381	(c)	13,381	-0-	-0-		13,381
Deferred income taxes	-0-	-0-		-0-	-0-	20,400	(g)
						(3,024	)(k)	17,376

Total assets	39,240	(672)		38,568	70,863	50,710		160,141

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Accounts payable and accrued expenses	2,645	(172	)(c)	2,473	20,458	(2,837	)(e)	20,094
Deferred revenue	2,061	(529	)(c)	1,532	4,852	-0-		6,384
Accrued fees payable, related party	-0-	-0-		-0-	1,168	-0-		1,168
Advances from stockholder	-0-	-0-		-0-	4,550	(4,550	)(e)	-0-
Distribution payable to Gray	-0-	45,000	(b)	45,000	-0-	(45,000	)(l)	-0-
Net current liabilities of discontinued segment	-0-	-0-		-0-	1,077	-0-		1,077
Current portion of long term debt	-0-	-0-		-0-	7,795	(7,795	)(h)
						900	(h)	900
Current liabilities related to assets held for sale	-0-	1,007	(c)	1,007	-0-	-0-		1,007
Federal and state income taxes	3,081	(306	)(c)	2,775	-0-	-0-		2,775

Total current liabilities	7,787	45,000		52,787	39,900	(59,282)		33,405
Long term debt	-0-	-0-		-0-	61,625	(61,625	)(h)	-0-
Senior first lien credit facility	-0-	-0-		-0-	-0-	89,100	(h)	89,100
Senior second lien credit facility	-0-	-0-		-0-	-0-	30,000	(h)	30,000
Deferred income taxes	1,653	(1,332	)(c)	321	-0-	2,703	(g)
						(3,024	)(k)	-0-
Noncurrent liabilities related to assets held for sale	-0-	1,332	(c)	1,332	-0-	-0-		1,332
Other long term liabilities	-0-	-0-		-0-	221	-0-		221
Net long term liabilities of discontinued segment	-0-	-0-		-0-	717	-0-		717
Redeemable preferred stock:
Bull Run Series D preferred stock	-0-	-0-		-0-	12,497	(12,497	)(e)	-0-
Bull Run Series E preferred stock	-0-	-0-		-0-	7,606	(7,606	)(e)	-0-
Bull Run Series F preferred stock	-0-	-0-		-0-	2,000	(2,000	)(e)	-0-
TCM Series B 6% redeemable, convertible preferred stock	-0-	-0-		-0-	-0-	2,260	(g)(i)	2,260

Total liabilities	9,440	45,000		54,440	124,566	(21,971)		157,035

TCM Series A 4% redeemable, convertible preferred stock	-0-	-0-		-0-	-0-	14,160	(g)	14,160

	-0-	-0-		-0-	-0-	14,160		14,160

Stockholders’ equity:
Owner’s net investment	29,800	(5	)(a)
		(672	)(d)
		(29,123	)(b)	-0-	-0-	-0-		-0-
TCM Common stock, par value $0.001	-0-	5	(a)	5	-0-	-0-		5
Common stock, Bull Run	-0-	-0-		-0-	64	(64	)(e)	-0-
Additional paid in capital	-0-	-0-		-0-	84,149	(84,149	)(e)
						4,818	(g)	4,818
Accumulated deficit		(15,877	)(b)	(15,877)	(137,916)	137,916	(e)	(15,877)

Total stockholder’s equity (deficit)	29,800	(45,672)		(15,872)	(53,703)	58,521		(11,054)

Total liabilities and stockholder’s equity	$39,240	$(672)		$38,568	$70,863	$50,710		$160,141

NOTES TO COMBINED COMPANY UNAUDITED PRO FORMA CONDENSED
BALANCE SHEET AT DECEMBER 31, 2004
Basis of Presentation:
     The combined company unaudited pro forma condensed financial information has been prepared pursuant to the rules and regulations of the Securities and Exchange Commission and present the pro forma financial position of the combined company based on historical financial information after giving effect to the spin-off, the merger and the refinancing and adjustments described in these footnotes. Certain footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations.
     The December 31, 2004 combined condensed balance sheet reflects the spin-off, the merger and the refinancing as if these transactions were completed on December 31, 2004.
     The pro forma adjustments are based on the preliminary estimates of (1) the number of shares of TCM common stock to be issued in the spin-off and the merger and the value of such shares; (2) the shares and terms of TCM Series A redeemable, convertible preferred stock and TCM Series B redeemable, convertible preferred stock to be issued in the merger and the value of such shares; (3) indebtedness to be incurred and related terms under a commitment letter provided to TCM jointly by two financial institutions; (4) the amounts of certain other payments to be made as of the completion date of the spin-off, the merger and the refinancing; and (5) the transaction costs to be incurred, all determined as of the completion date. Accordingly, the actual amounts of these transactions are expected to differ from the combined company unaudited pro forma condensed financial statements.
Spin-off transactions:
     In the spin-off Gray will contribute the membership interests of Gray Publishing, which owns and operates Gray’s newspaper publishing business and GrayLink wireless business, and certain other assets to TCM. Immediately following such contribution, Gray will distribute the TCM common stock to Gray shareholders. The distribution to Gray shareholders will be pro rata, based on the aggregate number of both classes of Gray’s common stock with the distribution ratio set such that each Gray shareholder will receive one share of TCM common stock for every 10 shares of Gray common stock and one share of TCM common stock for every 10 shares of Gray Class A common stock held on the distribution date. In addition, pursuant to the terms of the separation and distribution agreement dated as of August 2, 2005, by and between TCM and Gray, TCM will accrue an estimated $45.0 million distribution payable to Gray, which includes an estimated $5.0 million of fees and expenses relating to the spin-off and the merger. In addition, all cash held by TCM will be retained by Gray as of the closing date of the spin-off. No business combination is involved in the spin-off of TCM from Gray. As such, the carrying amounts of TCM’s assets and liabilities prior to the spin-off, as they were reflected in Gray’s balance sheet, will be the same for TCM immediately following the distribution date.
     (a) The spin-off of TCM, including the issuance of shares of TCM common stock to the shareholders of Gray, representing one share of TCM common stock for every 10 shares of Gray common stock and one share of TCM common stock for every 10 shares of Gray Class A common stock:

Gray Shares Outstanding Pre-Merger (as of October 31, 2005):
Common Shares	42,957,777
Class A Common Shares	5,753,020

Total	48,710,797
Exchange Ratio (10 Gray Shares Owned to Equal One TCM share)	0.1000	x

TCM common stock owned by Gray shareholders	4,871,080

NOTES TO COMBINED COMPANY UNAUDITED PRO FORMA CONDENSED
BALANCE SHEET AT DECEMBER 31, 2004 — (Continued)
     (b) TCM will accrue a distribution payable to Gray in the estimated amount of $45.0 million.
     (c) On November 23, 2005, Gray entered into a stock purchase agreement with the Parent. Pursuant to the terms of the stock purchase agreement, Parent agreed to sell, and Gray agreed to purchase, all of the outstanding capital stock of Target. Target owns and operates the television broadcasting station WNDU-TV, Notre Dame, Indiana. WNDU-TV broadcasts in the South Bend, Indiana market, which covers portions of Northern Indiana and Southwest Michigan.
     The acquisition of all of the outstanding capital stock of Target is subject to the satisfaction of the conditions precedent set forth in the stock purchase agreement, including, without limitation, the receipt of the FCC’s approval. Pursuant to the rules adopted by the FCC, common ownership of a full-service broadcast station and a daily newspaper is prohibited when the broadcast station’s Grade A service contour (as defined by the FCC) encompasses the newspaper’s city of publication. The Grade A service contour of the Target’s broadcast television station encompasses Goshen, Indiana, which is where The Goshen News is published. As a result, in order to obtain the FCC’s approval for the acquisition of Target, Gray will need to dispose of The Goshen News or, if the spin-off has been consummated, cause TCM to dispose of The Goshen News prior to the closing of the acquisition. Alternatively, Gray or TCM may apply to the FCC for a temporary waiver. If the waiver is granted, Gray or, if the spin-off has been consummated, TCM would have a period of time (possibly up to six months) specified by the FCC from the closing of the acquisition to dispose of The Goshen News.
     Pursuant to the separation and distribution agreement, as amended on November 18, 2005 in connection with the proposed acquisition of Target, if, prior to the spin-off, Gray sells The Goshen News, the net proceeds from the sale will be distributed to TCM in the separation, and if Gray swaps The Goshen News for another newspaper, that newspaper will be contributed to TCM as part of the separation. If the spin-off occurs prior to the closing of the acquisition, TCM would be obligated pursuant to the terms of the separation and distribution agreement to sell or swap The Goshen News upon the written request of Gray; provided that such request is made in connection with Gray’s acquisition of Target and the sale or swap is necessary to comply with the FCC’s cross ownership rules.
     TCM has concluded that it is appropriate to present The Goshen News as an asset held for sale in the unaudited pro form condensed financial information. Accordingly, for the unaudited pro forma combined condensed balance sheet as of December 31, 2005, TCM has reclassified the historical current and non-current assets and liabilities of The Goshen News to the aggregate current and non-current assets held for sale. The divestiture of The Goshen News is reflected in the Spin-Off Adjustment column of the unaudited pro forma combined condensed balance sheet.
     (d) Gray will retain all TCM cash at the date of the spin-off.
Merger and refinancing transactions:
     After the spin-off, Bull Run will merge with and into BRAC, a wholly-owned subsidiary of TCM, in exchange for the assumption of Bull Run’s debt and the issuance of TCM Series A redeemable, convertible preferred stock, TCM Series B redeemable, convertible preferred stock, and approximately 5% of the TCM common stock. BRAC will be the survivor in the merger. Immediately following the merger, TCM intends to refinance BRAC’s indebtedness. The merger is a business combination and qualifies for accounting rules governing purchase accounting. As such, the assets and liabilities of Bull Run will be presented by TCM at fair value. The excess of the aggregate purchase price paid for Bull Run’s net assets will be recorded as goodwill.

NOTES TO COMBINED COMPANY UNAUDITED PRO FORMA CONDENSED
BALANCE SHEET AT DECEMBER 31, 2004 — (Continued)
     The significant terms of the merger agreement are as follows:
     Approximately 256,969 shares of TCM common stock will be issued for all common shares of Bull Run and all of the outstanding shares of Bull Run Series F preferred stock, having a carrying value of approximately $2.0 million, and approximately $202,000 of accrued and unpaid dividends as of December 31, 2004.
     TCM Series A redeemable, convertible preferred stock, having a face value and liquidation value of approximately $20.1 million, will be issued in exchange for (1) all of the outstanding shares of Bull Run Series D preferred stock, having a carrying value of approximately $12.5 million; (2) all the outstanding shares of Bull Run Series E preferred stock held by affiliates, having a carrying value of approximately $5.3 million; and (3) all of the accrued and unpaid dividends on the Bull Run Series D preferred stock and Bull Run Series E preferred stock held by affiliates, having a carrying value of approximately $2.3 million. The outstanding shares of Bull Run Series E preferred stock held by non-affiliates, having a carrying value of approximately $2.3 million, and accrued dividends thereon of approximately $291,000 as of December 31, 2004, will be redeemed for cash.
     TCM Series B redeemable, convertible preferred stock, having a face value and liquidation value of $4.55 million, will be issued in exchange for the amount due to a Bull Run shareholder in the amount of $4.55 million as of December 31, 2004.
     (e) To eliminate all existing Bull Run common and preferred equity, accrued dividends payable and cash advances by a shareholder prior to recording purchase accounting for the transaction.
     (f) To eliminate pre-existing goodwill and identifiable intangible assets prior to recording purchase accounting for the merger transaction.
     (g) Purchase consideration was determined based on estimates of the fair value of TCM common stock and TCM Series A redeemable, convertible preferred stock and TCM Series B redeemable, convertible preferred stock. The $18.75 per share estimated fair value of TCM common stock issued as partial consideration for the merger was derived from a review of the range of equity valuations of TCM, pre-merger, included in the summaries of the fairness opinions of the respective financial advisors to the TCM Special Committee and to the Bull Run Special Committee. The value of the TCM Series A redeemable, convertible preferred stock and TCM Series B redeemable, convertible preferred stock was based on a combination of (1) an analysis of the security terms, using pricing models and consideration of the possible discounts due to the illiquid nature of the securities and (2) the underlying implied value of TCM common stock immediately after the merger based on a review of the range of equity valuations of TCM, post-merger, included in the summaries of the fairness opinions of the respective financial advisors to the TCM Special Committee and to the Bull Run Special Committee. We intend to account for the exchange of options to purchase Bull Run stock for options to purchase TCM stock at the estimated fair value of the Bull Run options. Preliminary estimates of the value of the Bull Run options indicate that the value is less than $10,000. The estimates of fair value of the TCM common stock, TCM Series A redeemable, convertible preferred stock and TCM Series B redeemable, convertible preferred stock are subject to change based on final determinations of the fair value of each instrument as of the closing date. These values represent preliminary estimates. Final amounts will be based on the results of an independent valuation report.

NOTES TO COMBINED COMPANY UNAUDITED PRO FORMA CONDENSED
BALANCE SHEET AT DECEMBER 31, 2004 — (Continued)
     The estimated purchase consideration is as follows:

	Registrant's
	Shares
	Issued in the
	Merger	Value
		(Dollars in thousands)
Shares of TCM common stock issued in exchange for Bull Run common stock	199,114	$3,734
Shares of TCM common stock issued in exchange for Bull Run Series F preferred stock	57,855	1,085
Cash paid to Bull Run Series E preferred non-affiliate stockholders		2,640
Fair value of TCM Series A redeemable, convertible preferred stock issued in exchange for Bull Run Series D preferred stock and Bull Run Series E preferred stock held by affiliates ($20,098 liquidation value)		14,160
Fair value of TCM Series B redeemable, convertible preferred stock issued to affiliates ($4,550 liquidation value)		2,260

Estimated total merger consideration		$23,879

     The preliminary allocation of the purchase consideration, which is subject to change based on the final valuation of the assets acquired and liabilities assumed as of closing date, is as follows:

(Dollars in thousands)
Fair value of tangible assets acquired	$22,430
Liabilities assumed	(25,656)
Bull Run debt assumed	(69,420)
Identifiable intangible assets	15,000
Deferred tax liability on net increase in identifiable intangible assets	(2,703)
Deferred tax asset	20,400
Goodwill	63,828

$23,879

     Bull Run has unused net operating loss carryforwards totaling approximately $67.0 million for federal income tax purposes. In its historical financial statements, Bull Run recognized a full valuation allowance on its net deferred tax assets. As a result of the merger and assessment of the TCM pro forma financial results, TCM’s management believes it is more likely than not that TCM will realize approximately $20.4 million in tax benefits from Bull Run’s operating loss carryforward, and therefore reflected such estimated benefit in the pro forma balance sheet as of December 31, 2004.

NOTES TO COMBINED COMPANY UNAUDITED PRO FORMA CONDENSED
BALANCE SHEET AT DECEMBER 31, 2004 — (Continued)
     (h) TCM intends to refinance BRAC’s debt by entering into a $140.0 million secured credit facility. The pro forma adjustments to refinance the credit facility and debt acquisition costs are described in the following table:

December 31,
2004
(Dollars in thousands)
Bank and other financing:
Combined debt to be issued:
TCM bank senior first lien credit facility, term loan	$89,100
TCM bank senior first lien credit facility, term loan, current portion	900
TCM senior first lien credit facility, revolver	-0-
TCM senior second lien credit facility, term loan	30,000
Previously existing debt:
Bull Run bank credit facilities, current portion	(7,500)
Bull Run bank credit facilities, noncurrent	(51,432)
Bull Run subordinated notes, current portion	(295)
Bull Run bank subordinated notes, noncurrent	(10,193)
Debt issue costs:
TCM senior first lien credit facility, term loan ($90.0 million at 1.75%)	(1,575)
TCM senior second lien credit facility ($30.0 million at 2.50%)	(750)

Net cash provided	$48,255

     (i) Based on the provisions of SFAS 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, the TCM 6% Series B redeemable, convertible preferred stock has been recorded as a debt security in the pro forma balance sheet as of December 31, 2004.
     (j) The value of Bull Run’s customer relationships, consisting of long-term relationships with universities, collegiate conferences and associations, are estimated to be approximately $15.0 million, subject to an independent appraisal to be performed after the closing of the merger. Such amount is subject to amortization over the estimated life of each individual relationship using a systematic allocation method. The average life of all relationships is estimated to be approximately 20 years.
     (k) A $3.0 million adjustment has been recognized in the pro forma balance sheet as of December 31, 2004 reclassifying the non-current federal deferred tax liability in order to present net federal deferred taxes as a net non-current deferred tax asset.
     (l) A pro forma adjustment has been recognized to present the payment of the estimated $45.0 million distribution to Gray, subsequent to the refinancing of BRAC’s debt. The $45.0 million distribution includes an estimated $5.0 million of fees and expenses relating to the spin-off and the merger.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Triple Crown Media, Inc. Date: December 19, 2005
By:	James C. Ryan
	Name:	James C. Ryan
	Title:	Chief Financial Officer